Exhibit 35.2

Feb 28, 2018

Servicer Compliance Statement

For SEMT 2012-1 (see Schedule A)

The undersigned, a duly authorized officer of First Republic Bank (the “Servicer”), does hereby certify that:

(i)	a review of the Servicer’s activities during the reporting period from January 1, 2017 through December 31, 2017 and of its performance under the Agreement (as defined on Schedule A attached hereto) from the above referenced trust during such period has been made under such officer’s supervision, and

(ii)	to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such reporting period.

First Republic Bank

By:	/s/ Ron Tremblay
Name:	Ron Tremblay
Title:	Vice President of Residential Lending
Date:	Feb. 28, 2018

San Francisco • Palo Alto • Los Angeles • Santa Barbara •  Newport Beach • San Diego • Portland • Palm Beach • Boston • Greenwich • New York

111 PINE STREET, SAN FRANCISCO,  CALIFORNIA 94111, TEL (415) 392-1400 OR (800) 392-1400, FAX (415) 392-1413

WWW.FIRSTREPUBLIC.COM • MEMBER FDIC AND EQUAL HOUSING LENDER

<for SEMT 2012-1>

SCHEDULE A

1.	Flow Mortgage Loan Sale and Servicing Agreement dated as of July 1, 2010, between Redwood Residential Acquisition Corporation and First Republic Bank, as modified by the Reconstitution Agreement dated January 27, 2012 (the “Agreement”).

San Francisco • Palo Alto • Los Angeles • Santa Barbara •  Newport Beach • San Diego • Portland • Palm Beach • Boston • Greenwich • New York

111 PINE STREET, SAN FRANCISCO,  CALIFORNIA 94111, TEL (415) 392-1400 OR (800) 392-1400, FAX (415) 392-1413

WWW.FIRSTREPUBLIC.COM • MEMBER FDIC AND EQUAL HOUSING LENDER